Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2012 RESULTS

- Revenue of $376.4 million, up 13.6%

- Price growth of 3.6% and adjusted operating margins above expectations

- GAAP EPS and adjusted EPS* of $0.27 and $0.32, respectively

- Net cash provided by operating activities of $100.6 million

- Free cash flow* of $76.6 million, or 20.4% of revenue

- Completes acquisition of Alaska Waste on March 1st

- Positions balance sheet for potential increase in acquisition activity

THE WOODLANDS, TX, April 25, 2012—Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2012. Revenue totaled $376.4 million, a 13.6% increase over revenue of $331.5 million in the year ago period. Operating income was $65.1 million compared to $68.6 million in the first quarter of 2011. Operating income in the current year period included approximately $7.1 million ($5.5 million net of taxes) associated with acquisition-related transaction costs, costs incurred in connection with the relocation of our corporate office from California to Texas, and one-time equity compensation expense related to awards made at the time of the modification of our named executive officers’ employment contracts. Net income attributable to Waste Connections in the quarter was $31.3 million, or $0.27 per share on a diluted basis of 115.9 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $36.5 million, or $0.32 per share on a diluted basis of 114.4 million shares.

Adjusted net income attributable to Waste Connections in the quarter was $37.2 million*, or $0.32 per share*, adjusting primarily for the items noted above. Adjusted net income attributable to Waste Connections in the prior year period was $36.9 million*, or $0.32 per share*, adjusting primarily for acquisition-related transaction costs.

“We are pleased to kick off our 15th anniversary with first quarter results that once again exceeded the upper end of our revenue and margin expectations. Continuing pricing strength and increased special waste and construction-related disposal volumes helped overcome the negative impact from year-over-year decreases in recycled commodity values, the loss of lower priced disposal volumes at our Chiquita Canyon landfill, and increased fuel costs. More importantly, free cash flow*, the primary driver of value creation, increased over the prior year period and once again exceeded 20% of revenue,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Our recent equity offering further strengthened our sector-leading balance sheet, uniquely positioning us for what we believe could be increased acquisition activity over the next 18 to 24 months.”

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 30 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 26th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected revenues and cash flow growth; expected pricing growth, waste volumes and recycled commodity prices; expected levels of acquisition activity in the industry and the drivers of such activity; the Company’s anticipated acquisition activity and ability to finance such activity; the Company’s focus on exclusive and secondary markets; the Company’s deployment of capital; and the impact of the relocation of the Company’s corporate headquarters from Folsom, California to The Woodlands, Texas. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) we may be unable to compete effectively with larger and better capitalized companies, companies with lower return expectations, and governmental service providers; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (7) economic downturns adversely affect operating results; (8) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (9) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (10) increases in the price of fuel may adversely affect our business and reduce our operating margins; (11) increases in labor and disposal and related transportation costs could impact our financial results; (12) efforts by labor unions could divert management attention and adversely affect operating results; (13) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (14) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (27) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:
Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (916) 608-8253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2011 AND 2012

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2011	2012
Revenues	$331,468	$376,430
Operating expenses:
Cost of operations	187,066	216,681
Selling, general and administrative	38,838	51,174
Depreciation	33,037	37,173
Amortization of intangibles	3,977	5,631
Loss (gain) on disposal of assets	(25)	715

Operating income	68,575	65,056
Interest expense	(8,833)	(12,285)
Interest income	134	133
Other income, net	394	686

Income before income tax provision	60,270	53,590
Income tax provision	(23,477)	(22,151)

Net income	36,793	31,439
Less: net income attributable to noncontrolling interests	(254)	(136)

Net income attributable to Waste Connections	$36,539	$31,303

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.32	$0.27

Diluted	$0.32	$0.27

Shares used in the per share calculations:
Basic	113,519,266	115,188,134

Diluted	114,401,304	115,876,461

Cash dividends per common share	$0.075	$0.09

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2011	March 31, 2012
ASSETS
Current assets:
Cash and equivalents	$12,643	$8,169
Accounts receivable, net of allowance for doubtful accounts of $6,617 and $6,893 at December 31, 2011 and March 31, 2012, respectively	176,277	173,088
Deferred income taxes	20,630	12,408
Prepaid expenses and other current assets	39,708	34,762

Total current assets	249,258	228,427
Property and equipment, net	1,450,469	1,456,851
Goodwill	1,116,888	1,176,029
Intangible assets, net	449,581	503,597
Restricted assets	30,544	30,656
Other assets, net	31,265	31,084

	$3,328,005	$3,426,644

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$95,097	$76,980
Book overdraft	12,169	12,489
Accrued liabilities	106,243	102,749
Deferred revenue	64,694	68,375
Current portion of long-term debt and notes payable	5,899	4,618

Total current liabilities	284,102	265,211
Long-term debt and notes payable	1,172,758	883,174
Other long-term liabilities	74,324	81,057
Deferred income taxes	397,134	401,196

Total liabilities	1,928,318	1,630,638
Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 110,907,782 and 123,355,415 shares issued and outstanding at December 31, 2011 and March 31, 2012, respectively	1,109	1,234
Additional paid-in capital	408,721	783,283
Retained earnings	988,560	1,009,853
Accumulated other comprehensive loss	(3,480)	(3,182)

Total Waste Connections’ equity	1,394,910	1,791,188
Noncontrolling interest in subsidiaries	4,777	4,818

Total equity	1,399,687	1,796,006

	$3,328,005	$3,426,644

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2011 AND 2012

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2011	2012
Cash flows from operating activities:
Net income	$36,793	$31,439
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(25)	715
Depreciation	33,037	37,173
Amortization of intangibles	3,977	5,631
Deferred income taxes, net of acquisitions	20,068	12,101
Amortization of debt issuance costs	242	415
Equity-based compensation	2,996	7,596
Interest income on restricted assets	(121)	(112)
Closure and post-closure accretion	484	612
Excess tax benefit associated with equity-based compensation	(1,838)	(3,005)
Net change in operating assets and liabilities, net of acquisitions	(7,235)	8,016

Net cash provided by operating activities	88,378	100,581

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(814)	(138,908)
Capital expenditures for property and equipment	(19,528)	(27,953)
Proceeds from disposal of assets	789	753
Decrease in restricted assets, net of interest income	2,846	—
Decrease (increase) in other assets	36	(1,861)

Net cash used in investing activities	(16,671)	(167,969)

Cash flows from financing activities:
Proceeds from long-term debt	54,000	184,000
Principal payments on notes payable and long-term debt	(91,674)	(474,865)
Payment of contingent consideration	(100)	(3,528)
Change in book overdraft	(16)	321
Proceeds from option and warrant exercises	437	530
Excess tax benefit associated with equity-based compensation	1,838	3,005
Payments for repurchase of common stock	(20,613)	—
Payments for cash dividends	(8,515)	(10,010)
Tax withholdings related to net share settlements of restricted stock units	(5,169)	(5,904)
Distributions to noncontrolling interests	(675)	(95)
Proceeds from common stock offering, net	—	369,460

Net cash provided by (used in) financing activities	(70,487)	62,914

Net increase (decrease) in cash and equivalents	1,220	(4,474)
Cash and equivalents at beginning of period	9,873	12,643

Cash and equivalents at end of period	$11,093	$8,169

ADDITIONAL STATISTICS

THREE MONTHS ENDED MARCH 31, 2012

(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended March 31, 2012
Core Price	3.2%
Surcharges	0.4%
Volume	0.0%
Intermodal, Recycling and Other	(0.7%)

Total	2.9%

Uneliminated Revenue Breakdown:

	Three Months Ended March 31, 2012
Collection	$277,088	64.2%
Disposal and Transfer	121,995	28.3%
Intermodal, Recycling and Other	32,573	7.5%

Total before inter-company elimination	$431,656	100.0%
Inter-company elimination	$55,226

Reported Revenue	$376,430

Days Sales Outstanding for the three months ended March 31, 2012: 42 (25 net of deferred revenue)

Internalization for the three months ended March 31, 2012: 59%

Other Cash Flow Items:

Three Months Ended March 31, 2012
Cash Interest Paid	$4,462
Cash Taxes Paid	$335

Debt to Book Capitalization as of March 31, 2012: 33%

Share Information for the three months ended March 31, 2012:

Basic shares outstanding	115,188,134
Dilutive effect of options and warrants	339,747
Dilutive effect of restricted stock	348,580

Diluted shares outstanding	115,876,461

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted Operating Income before Depreciation and Amortization:

Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Operating income	$68,575	$65,056
Plus: Depreciation and amortization	37,014	42,804
Plus: Closure and post-closure accretion	484	612
Plus/less: Loss (gain) on disposal of assets	(25)	715
Adjustments:
Plus: Acquisition-related transaction costs (a)	671	1,777
Plus: Relocation expenses (b)	—	1,727
Plus: NEO one-time equity grants (c)	—	3,585

Adjusted operating income before depreciation and amortization	$106,719	$116,276

As % of revenues	32.2%	30.9%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the addback of costs associated with the relocation of the Company’s corporate office from California to Texas.
(c)	Reflects the addback of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2012
Net cash provided by operating activities	$88,378	$100,581
Plus/less: Change in book overdraft	(16)	321
Plus: Proceeds from disposal of assets	789	753
Plus: Excess tax benefit associated with equity-based compensation	1,838	3,005
Less: Capital expenditures for property and equipment	(19,528)	(27,953)
Less: Distributions to noncontrolling interests	(675)	(95)

Free cash flow	$70,786	$76,612

As % of revenues	21.4%	20.4%

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended March 31,
	2011	2012
Reported net income attributable to Waste Connections	$36,539	$31,303
Adjustments:
Acquisition-related transaction costs, net of taxes (a)	416	1,101
Loss (gain) on disposal of assets, net of taxes (b)	(15)	443
Corporate relocation expenses, net of taxes (c)	—	1,071
NEO one-time equity grants, net of taxes (d)	—	3,315

Adjusted net income attributable to Waste Connections	$36,940	$37,233

Diluted earnings per common share attributable to Waste Connections common stockholders:

Reported net income	$0.32	$0.27

Adjusted net income	$0.32	$0.32

(a)	Reflects the elimination of acquisition-related costs.
(b)	Reflects the elimination of a loss (gain) on disposal of assets.
(c)	Reflects the elimination of costs associated with the relocation of the Company’s corporate office from California to Texas.
(d)	Reflects the elimination of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.